UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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RICK'S CABARET INTERNAIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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RICK'S CABARET INTERNATIONAL, INC.
10959 CUTTEN ROAD
HOUSTON, TEXAS 77066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2007

The Annual Meeting of Stockholders (the "Annual Meeting") of Rick's Cabaret International, Inc. (the "Company") will be held at 410 N. Sam Houston Parkway (Beltway 8 at Imperial Valley),  Houston, Texas 77060 on July 31, 2007 at 10:00 AM (CST) for the following purposes:

(1)	To elect six (6) directors.

(2)	To ratify the selection of Whitley Penn LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2007.

(3)	To approve a Second Amendment to the 1999 Stock Option Plan.

(4)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on June 8, 2007, will be entitled to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy to us promptly.  Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

JUNE 27, 2007
HOUSTON, TEXAS

RICK'S CABARET INTERNATIONAL, INC.
10959 CUTTEN ROAD
HOUSTON, TEXAS 77066

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2007

This proxy statement (the "Proxy Statement") is being furnished to stockholders (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Rick's Cabaret International, Inc., a Texas corporation (the "Company") for their use at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held at 410 N. Sam Houston Parkway (Beltway 8 at Imperial Valley),  Houston, Texas, on Friday, July 31, 2007, at 10:00 AM, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").  This Proxy Statement and the accompanying form of proxy (the "Proxy") are first being mailed to Stockholders on or about June 27, 2007.  The cost of solicitation of proxies is being borne by the Company.

The close of business on June 8, 2007, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of the record date, there were 6,150,279 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding.  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting.  Each nominee for Director named in Proposal Number 1 must receive a majority of the votes cast in person or by proxy in order to be elected.  Stockholders may not cumulate their votes for the election of Directors.  The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of Proposal Number 2 and approval of Proposal Number 3 as set forth in the accompanying Notice.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE SIX (6) NOMINEES NAMED HEREIN, (ii) FOR THE RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007, AND (iii) FOR THE APPROVAL OF THE SECOND AMENDMENT TO THE 1999 STOCK OPTION PLAN.  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting.  However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company, or (c) by voting in person at the Annual Meeting.

___________________________________________________________________

(1)  TO ELECT SIX (6) DIRECTORS FOR THE ENSUING YEAR
___________________________________________________________________

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the "Proxies") and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof.  They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below.  Each duly elected Director will hold office until his successor shall have been elected and qualified.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below.  Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.  Five of the six nominees are presently our directors.

Eric S. Langan, age 39, has been a Director of the Company since 1998 and the President/Chief Executive Officer of the Company since March 1999.  Mr. Langan also previously served as our Chief Financial Officer from March 29, 1999 to May 29, 2007.  He has been involved in the adult entertainment business since 1989.  From January 1997 through the present, he has held the position of President with XTC Cabaret, Inc.  Since 1989, Mr. Langan has exercised managerial control over the grand openings and operations of more than twelve adult entertainment businesses.  Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Robert L. Watters, age 56, has been a Director of the Company since 1986.  Mr. Watters also served as president and chief executive officer of the Company from 1991 until March 1999.  He was also a founder in 1989, and an operator until 1993, of the Colorado Bar & Grill, an adult cabaret located in Houston, Texas.  In 1988, Mr. Watters performed site selection, negotiated the property purchase and oversaw the design and permitting for the cabaret that became Cabaret Royale, in Dallas, Texas.  Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York state.  Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in the full-time management of the Company.  Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University.  Since 1999, Mr. Watters has operated a cabaret in New Orleans.

Alan Bergstrom, age 61, has been our Director since 1999.  Since 1997, Mr. Bergstrom has been the Chief Operating Officer of Eagle Securities which is an investment consulting firm.  Mr. Bergstrom is also a registered investment broker with Crescent Securities Group, Inc.  From 1991 until 1997, Mr. Bergstrom was a vice president--investments with Principal Financial Securities, Inc.  Mr. Bergstrom holds a B.B.A. Degree in Finance (1967) from the University of Texas.

Travis Reese, age 37, has been a Director of the Company since 1999 and is the Company's Vice President/Director of Technology.  Mr. Reese also serves as Executive Vice President/Secretary for RCI Internet Services, our wholly owned subsidiary.  From 1997 through 1999, Mr. Reese was a senior network administrator at St. Vincent's Hospital in Santa Fe, New Mexico.  During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche.  From 1995 until 1997, Mr. Reese was a vice-president with Digital Publishing Resources, Inc., an Internet Service Provider.  From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines.  From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company.  Mr. Reese has an Associates Degree in Aeronautical Science from Texas State Technical College.

Steven L. Jenkins, age 50, has been a Director of the Company since 2001.  Mr. Jenkins has been a certified public accountant with Pringle Jenkins & Associates, P.C., located in Houston, Texas.  Mr. Jenkins is the President and owner of Pringle Jenkins & Associates, P.C.  Mr. Jenkins has a BBA Degree (1979) from Texas A&M University.  Mr. Jenkins is a member of the AICPA and the TSCPA.

Luke Lirot, age 51, is a nominee for Director.  Mr. Lirot received his law degree from the University of San Francisco in 1986.  After serving as an intern in the San Francisco Public Defender’s Office in 1986, Mr. Lirot returned to Florida and established a private law practice where he continues to practice and specializes in adult entertainment issues. He is a Past President of the First Amendment Lawyers’ Association and has actively participated in numerous state and federal legal matters.  Mr. Lirot does not currently own any securities of the Company.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified.  Officers are elected annually and serve at the discretion of the Board of Directors.  There is no family relationship between or among any of our directors and executive officers.  Our Board of Directors currently consists of five persons.  Mr. Luke Lirot is a nominee for Director

Name	Age	Position
Eric S. Langan	39	Director, Chief Executive Officer/ President and Acting Chief Financial Officer
Phillip Marshall	57	Chief Financial Officer
Travis Reese	37	Director and Vice President/Director of Technology
Robert L. Watters	56	Director
Alan Bergstrom	61	Director
Steven L. Jenkins	50	Director
Luke Lirot	51	Director Nominee

Effective May 30, 2007, we appointed Phil Marshall (age 57) as our Chief Financial Officer.  Mr. Marshall, a Certified Public Accountant licensed in Texas, will be based at the Company’s Houston headquarters and will also supervise financial management systems at the Company’s 14 clubs in four states.  Mr. Marshall was previously controller of Dorado Exploration, Inc., an oil and gas exploration and production company, from February 2007 to May 2007.  He previously served as chief financial officer of CDT Systems, Inc., a publicly held water technology company, from July 2003 to January 2007.  In 1972, Mr. Marshall began his public accounting career with the international accounting firm, KMG Main Hurdman. After its merger with Peat Marwick, Mr. Marshall served as an audit partner at KPMG for several years.  After leaving KPMG, Mr. Marshall was partner in charge of the audit practice at Jackson & Rhodes in Dallas from 1992 to 2003 where he specialized in small publicly held companies.

RELATED TRANSACTIONS

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

In May 2002, we loaned $100,000 to Eric Langan who is our Chief Executive Officer.  The promissory note is unsecured, bears interest at 11% and is amortized over a period of ten years.  The note contains a provision that in the event Mr. Langan leaves the Company for any reason, the note immediately becomes due and payable in full.  The balance of the note was $63,355 as of June 8, 2007, and is included in other assets in our balance sheet.

On July 22, 2005, we issued a Secured Convertible Debenture to Ralph McElroy, a greater than 10% stockholder of the Company, for the principal sum of $660,000 bearing interest at the rate of 12% per annum, with a maturity date of August 1, 2008.  Under the terms of the Debenture, we are required to make monthly interest payments beginning September 1, 2005.  We have the right to redeem the Debenture in whole or in part at any time during the term of the Debenture.  At the election of the Holder, the Holder has the right to require the Debenture to be repaid in thirty (30) equal monthly installments commencing February 2006.  The Holder has the option to convert all or any portion of the principal amount of the Debenture into shares of our common stock at a rate of $3.00 per share, subject to adjustment under certain conditions.  The Debenture provides, absent stockholder approval, that the number of shares of our common stock that may be issued by us or acquired by the Holder upon conversion of the Debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.  The Debenture is secured by certain of our assets.  Additionally, we issued Mr. McElroy a Warrant to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share until July 22, 2008.   The shares of Common Stock underlying the principal amount of the Debenture and the Warrants have piggyback registration rights.

On April 28, 2006, we entered into convertible debentures with three stockholders, one of which is a greater than 10% stockholder, for a principal sum of $825,000.  The term is for two years and the interest rate is 12% per annum.  At the election of the holders, the holders have the right to convert (subject to certain limitations) all or any portion of the principal amount of the debentures into shares of our common stock at a rate of $6.55 per share, which approximates the closing price of our stock on April 28, 2006.  The debentures provide, absent stockholder approval, that the number of shares of our common stock that may be issued by us or acquired by the holders upon conversion of the debentures shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.  The shares of Common Stock underlying the principal amount of the debentures had piggyback registration rights and were registered with SEC in June 2006.  The proceeds of the debentures were used for the acquisition of Joint Ventures, Inc.

On November 9, 2006, we entered into convertible debentures with three stockholders for a principal sum of $600,000.  The term is for two years and the interest rate is 12% per annum.  At the election of the holders, the holders have the right to convert (subject to certain limitations) all or any portion of the principal  amount of the debentures into shares of our common stock at a rate of $7.50 per share, which approximates the closing price of our stock on November 9, 2006.  The debentures provide, absent stockholder approval, that the number of shares of our common stock that may be issued by us or acquired by the holders upon conversion of the debentures shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.  The proceeds of the debentures were used for the acquisition of a 51% ownership interest of Playmates Gentlemen’s Club LLC.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors held six (6) meetings and acted by unanimous written consent one (1) time during the fiscal year ended September 30, 2006.  All of our Directors attended at least 75% of our Board meetings.  All members of our Audit Committee, Nominating Committee and Compensation Committee attended at least 75% of their respective meetings.  There is no family relationship between or among any of the directors and executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

We have an Audit Committee of independent directors whose members are Robert L. Watters, Alan Bergstrom and Steven Jenkins.  The Audit Committee held five (5) meetings during the fiscal year ended September 30, 2006.  In May 2000, our Board of Directors adopted a Charter for the Audit Committee.  The Charter establishes the independence of our Audit Committee and sets forth the scope of our Audit Committee's duties.  The purpose of our Audit Committee is to conduct continuing oversight of our financial affairs.  Our Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the Securities and Exchange Commission, or otherwise provided to the public.  Our Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct.  Our Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm.

All of our Audit Committee members are independent Directors.  The Board of Directors elects the members of our Audit Committee annually.  The members serve until their successors are duly elected and qualified.  All members of the Audit Committee are free from any relationship that could conflict with member's independent judgment.  All members are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  At least one member has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.  Steven L. Jenkins serves as Chairman of the Audit Committee, having been elected by the members of our Audit Committee.  Steven L. Jenkins serves as the Audit Committee’s Financial Expert, having been elected by a unanimous vote of the members of our Audit Committee.  The Audit Committee Charter was previously filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on June 3, 2005, and can be found on our website at www.ricks.com.

We have a Nominating Committee composed of independent directors Robert L. Watters, Alan Bergstrom and Steven L. Jenkins.  The Nominating Committee held one (1) meeting during the fiscal year ended September 30, 2006.  In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director.   The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee's duties.  The Nominating Committee Charter can be found on our website at www.ricks.com.

We have a Compensation Committee whose members are Robert Watters, Alan Bergstrom and Steven L. Jenkins.  The Compensation Committee held one (1) meeting during the fiscal year ended September 30, 2006.  The primary purpose of the Compensation Committee is to evaluate and review the compensation of executive officers.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements, with the exception of one late filing for Ralph McElroy, a greater than 10% stockholder.

CODE OF ETHICS

We have adopted a code of ethics for our Principal Executive and Senior Financial Officers, a copy of which was attached  as Exhibit 14.1 to our Annual Report on Form 10-KSB for the fiscal year ending September 30, 2006.  A copy of the 2006 Annual Report is being provided to all Stockholders along with this Proxy Statement.

Stockholder Communications

We do not currently have a process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our stockholders and the limited number of communications which we receive.  However, we welcome comments and questions from our stockholders.  Stockholders can direct communications to our Chief Executive Officer, Eric Langan at our executive offices, 10959 Cutten Road, Houston, Texas  77066.  While we appreciate all comments from stockholders, we may not be able to individually respond to all communications.  We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about the Company at the same time.  Mr. Langan collects and evaluates all stockholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Langan will direct that communication to the appropriate executive officer or director.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2006 and 2005 of certain executive officers. No other executive officer of ours received compensation that exceeded $100,000 during fiscal 2006.   Mr. Langan is Chairman of the Board, a Director, Chief Executive Officer, and President.   Mr. Reese is Director and V.P.-Director of Technology.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Eric S. Langan, President and CEO	2006 2005	395,300 344,100	-0- -0-	-0- -0-	25,833(1) 10,952(2)	-0- -0-	-0- -0-	9,768 9,620	430,901 364,672
Travis Reese, Vice President and Chief Technology Officer	2006 2005	167,201 165,531	-0- -0-	-0- -0-	25,833(3) 10,952(4)	-0- -0-	-0- -0-	4,782 4,966	197,816 181,449

1	Mr. Langan received 5,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.
2	Mr. Langan received 5,000 options to purchase shares of our common stock at an exercise price of $2.80 as Director compensation.
3	Mr. Reese received 5,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.
4	Mr. Reese received 5,000 options to purchase shares of our common stock at an exercise price of $2.80 as Director compensation.

Outstanding Equity Awards at Fiscal Year End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(e)	(g)	(h)	(i)	(j)
Eric S. Langan	100,000	0	0	2.5625	11/16/06	0	0	0	0
	5,000	0	0	1.40	9/10/08	0	0	0	0
	75,000	0	0	2.20	2/6/09	0	0	0	0
	5,000	0	0	2.54	9/14/09	0	0	0	0
	200,000	0	0	2.49	9/14/09	0	0	0	0
	5,000	0	0	2.80	7/20/10	0	0	0	0
	0	5,000	0	6.75	5/31/11	5,000	0	0	0
Travis Reese	5,000	0	0	1.40	09/10/08	0	0	0	0
	5,000	0	0	2.54	9/14/09	0	0	0	0
	50,000	0	0	2.49	9/14/09	0	0	0	0
	5,000	0	0	2.80	7/20/10	0	0	0	0
	0	5,000	0	6.75	5/31/11	5,000	0	0	0

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Eric S. Langan	-0-	-0-	25,833(1)	-0-	-0-	-0-	25,833
Travis Reese	-0-	-0-	25,833(2)	-0-	-0-	-0-	25,833
Robert Watters	-0-	-0-	51,666(3)	-0-	-0-	-0-	51,666
Alan Bergstrom	-0-	-0-	51,666(4)	-0-	-0-	-0-	51,666
Steve Jenkins	-0-	-0-	51,666(5)	-0-	-0-	-0-	51,666

1	Mr. Langan received 5,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.
2	Mr. Reese received 5,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.
3	Mr. Watters received 10,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.
4	Mr. Bergstrom received 10,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.
5	Mr. Bergstrom received 10,000 options to purchase shares of our common stock at an exercise price of $6.75 as Director compensation.

EMPLOYMENT AGREEMENTS

We have a two-year employment agreement with Mr. Eric S. Langan (the "Langan Agreement"). The Langan Agreement extends through April 1, 2008, and provides for an annual base salary of $400,000. The Langan Agreement also provides for participation in all benefit plans maintained by us for salaried employees. The Langan Agreement contains a confidentiality provision and an agreement by Mr. Langan not to compete with us upon the expiration of the Langan Agreement.

We also have a three-year employment agreement with Mr. Travis Reese (the "Reese Agreement"). The Reese Agreement extends through February 1, 2010, and provides for an annual base salary of $192,500. The Reese Agreement also provides for participation in all benefit plans maintained by us for salaried employees. The Reese Agreement contains a confidentiality provision and an agreement by Mr. Reese not to compete with us upon the expiration of the Reese Agreement.

We have not established long-term incentive plans or defined benefit or actuarial plans.

EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel.  We pay wages and salaries that we believe are competitive.  We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel.  We have adopted Stock Option Plans for employee and directors.  The purpose of the Plans is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to our success and profitability.  The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in our continued success and progress.  The Plans also assist the Company and our subsidiaries in attracting and retaining key employees and directors.  The Plans are administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants in the Plans, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plans.

In 1995 we adopted the 1995 Stock Option Plan.  A total of 300,000 shares may be granted and sold under the 1995 Plan.  As of September 30, 2001, a total of 167,500 stock options had been granted and are outstanding under the Plan, none of which have been exercised.  We do not plan to issue any additional options under the 1995 Plan.

In August 1999 we adopted the 1999 Stock Option Plan (the “1999 Plan”) with 500,000 shares authorized to be granted and sold under the 1999 Plan.  In August 2004, stockholders approved an Amendment to the 1999 Plan (the “Amendment”) which increased the total number of shares authorized to 1,000,000.  As of June 8, 2007, 493,000 of the stock options of the 1999 Plan have been exercised.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth all equity compensation plans as of September 30, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	727,500	$2.70	8,000
Equity compensation plans not approved by security holders	0	0	300,000
Total	727,500	$2.70	8,000

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 8, 2007, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) our nominee for director, (iv) each of our executive officers and (v) all of our executive officers,  directors and nominees as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.   As of June 8, 2007, there were 6,150,279 shares of common stock outstanding.

Name/Address	Number of shares	Title of class	Percent of Class (9)
Eric S. Langan CEO/President/Director 10959 Cutten Road Houston, Texas 77066	1,194,865 (1)	Common stock	18.54%
Travis Reese Vice President/Director 10959 Cutten Road Houston, Texas 77066	79,775 (2)	Common stock	1.28%
Phillip Marshall Chief Financial Officer 10959 Cutten Road Houston, Texas 77066	-0-	N/A	-0-
Robert L. Watters Director 315 Bourbon Street New Orleans, Louisiana 70130	45,000 (3)	Common stock	<1%
Steven L. Jenkins Director 16815 Royal Crest Drive Suite 160 Houston, Texas 77058	10,000 (4)	Common stock	<1%
Alan Bergstrom Director 904 West Ave.-Suite 100 Austin, Texas 78701	25,000 (5)	Common stock	<1%
Luke Lirot Director Nominee 2240 Belleair Road, #190 Clearwater, Florida 33764	-0-	Common stock	-0-
All of our Directors, Director Nominee and Officers as a Group of six (6) persons	1,354,640 (6)	Common stock	20.57%
>5% STOCKHOLDERS
E. S. Langan. L.P. 10959 Cutten Road Houston, Texas 77066	578,632 (1)	Common stock	9.41%
Ralph McElroy 1211 Choquette Austin, Texas, 78757	728,913 (7)	Common stock	11.76%
Blair Sanford One Market Street Suite 3750 San Francisco, California 94104	494,557 (8)	Common stock	8.04%

(1)
Mr. Langan has sole voting and investment power for 321,233 shares that he owns directly.  Mr. Langan has shared voting and investment power for 578,632 shares that he owns indirectly through E. S. Langan, L.P.  Mr. Langan is the general partner of E. S. Langan, L.P.  This amount also includes options to purchase up to 295,000 shares of common stock that are presently exercisable.  This number specifically excludes 15,050 shares of common stock held by his wife which is separate property.

(2)	Includes 9,775 shares of common stock and options to purchase up to 70,000 shares of common stock that are presently exercisable.

(3)	Includes 5,000 shares of common stock and options to purchase up to 40,000 shares of common stock that are presently exercisable.

(4)	Includes options to purchase up to 10,000 shares of common stock that are presently exercisable..

(5)	Includes 5,000 shares of common stock and options to purchase up to 20,000 shares of common stock that are presently exercisable.

(6)	Includes options to purchase up to 435,000 shares of common stock that are presently exercisable.

(7)
Includes 678,913 shares of common stock held by Mr. McElroy, and 50,000 shares of common stock issuable upon exercise of warrants held by Mr. McElroy.  This number specifically excludes 220,000 shares of common stock that are issuable upon the conversion of a convertible debenture in the amount of $660,000 held by Mr. McElroy.  Under the terms of the debenture, Mr. McElroy has the option to convert all or any portion of the principal amount into shares of our common stock at the rate of $3.00 per share, subject to adjustment under certain conditions.  The debenture further provides, absent stockholder approval, that the number of shares of our common stock that may be issued to or acquired by Mr. McElroy upon conversion of the debenture shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.

(8)
Includes 298,686 shares of common stock held by Burlingame Equity Investors, LP, 40,540 shares of common stock held by Burlingame Equity Investors II, LP, and 155,331 shares of common stock held by Burlingame Equity Investors (Offshore) Ltd. Mr. Blair Sanford is the managing member of Burlingame Asset Management LLC, which is the general partner of Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, and Burlingame Equity Investors (Offshore) Ltd.

(9)	These percentages exclude treasury shares in the calculation of percentage of class.

We are not aware of any arrangements that could result in a change of control.

________________________________________________________________________

(2) TO RATIFY THE SELECTION OF WHITLEY PENN LLP
AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING
SEPTEMBER 30, 2007
________________________________________________________________________

The Board of Directors has selected Whitley Penn LLP as the Company's independent registered public accounting firm for the current fiscal year.  Although not required by law or otherwise, the selection is being submitted to the Stockholders of the Company as a matter of corporate policy for their approval.  The Board of Directors wishes to obtain from the Stockholders a ratification of their action in appointing their existing independent registered public accounting firm, Whitley Penn LLP, for the fiscal year ending September 30, 2007.  Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

In the event the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm is not ratified by the Stockholders, the adverse vote will be considered as a direction to the Board of Directors and the Audit Committee to select another independent registered public accounting firm for the fiscal year ending September 30, 2007.  A representative of Whitley Penn LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.  The Board of Directors unanimously recommends a vote FOR the ratification of Whitley Penn LLP as independent registered public accounting firm for the fiscal year ending September 30, 2007.

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Whitley Penn LLP for the audit of our annual financial statements for fiscal year 2006 and fiscal year 2005 and the aggregate fees paid or accrued for audit-related services and all other services rendered by Whitley Penn LLP for fiscal year 2006 and fiscal year 2005.

	2006	2005

Audit fees	$97,768	$137,529
Audit-related fees	16,210	8,106
Tax fees	3,850	12,550
All other fees	-	-

Total	$117,828	$158,185

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents.

The category of “Audit-related fees” includes employee benefit plan audits, internal control reviews and accounting consultation.

The category of “Tax fees” includes consultation related to corporate development activities.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Whitley Penn LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

AUDITOR INDEPENDENCE

Our Audit Committee considered that the work done for us in fiscal 2006 by Whitley Penn LLP was compatible with maintaining Whitley Penn LLP's independence.

AUDITOR'S TIME ON TASK

All of the work expended by Whitley Penn LLP on our fiscal 2006 audit was attributed to work performed by Whitley Penn LLP's full-time, permanent employees.

___________________________________________________________________

(3)
APPROVAL OF SECOND AMENDMENT TO 1999 STOCK OPTION PLAN
___________________________________________________________________

The Board of Directors unanimously recommends a vote FOR the approval of the Second Amendment to the 1999 Stock Option Plan (the “Second Amendment”). The Second Amendment provides for the increase in the number of shares that may be optioned and sold under the Plan from 1,000,000 to 1,500,000.  This increase in the number of shares is the only proposed change to the Plan; all other terms of the Plan remain unchanged.  The Second Amendment will become effective upon stockholder approval.  The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal 3.  Stockholder approval will make the Plan a tax-qualified plan.  The Second Amendment is attached hereto as Attachment “A.”

SECOND AMENDMENT TO 1999 STOCK OPTION PLAN

Pursuant to Section 16 of the Plan, the Board of Directors adopted the Second Amendment for eligible employees and non-employee consultants of the Company and its subsidiaries to increase the number of shares that may be optioned and sold under the Plan from 1,000,000 to 1,500,000 on June 7, 2007. The purpose of the Plan is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees and non-employee consultants who contribute materially to our success and profitability.  The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The Second Amendment also assists us and our subsidiaries in attracting and retaining key employees and non-employee consultants.

The following sets forth certain terms and conditions of the Plan.

1.	Administration.

(a)           This Plan will be administered by the Committee (as defined in the Plan). A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee.

(b)           If no Committee has been appointed, members of the Board may vote on any matters affecting the administration of the Plan or the grant of any Option pursuant to the Plan, except that no such member shall act on the granting of an Option to himself, but such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

Subject to the terms of this Plan, the Committee has the sole and exclusive power to:

(i)	select the participants in this Plan;
(ii)	establish the terms of the Options granted to each participant which may not be the same in each case;
(iii)	determine the total number of options to grant to an Optionee, which may not be the same in each case;
(iv)	fix the Option period for any Option granted which may not be the same in each case;
(v)	make all other determinations necessary or advisable under the Plan;
(vi)	determine the minimum number of shares with respect to which Options may be exercised in part at any time.

(c)           The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan, and to determine the amount of the award.

(d)           The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan's administration. Any such determination made by the Committee will be final and binding on all persons.

A member of the Committee will not be liable for performing any act or making any determination in good faith.

2.
Shares Subject to Option. Subject to the provisions of Paragraph 11 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be increased from 1,000,000 to 1,500,000 upon stockholder approval.  Such shares may be authorized but unissued, or may be treasury shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

3.
Nonqualified and Incentive Stock Options. Any Option not intended to qualify as an Incentive Stock Option shall be a Nonqualified Stock Option.  Nonqualified Stock Options shall satisfy each of the requirements of the Plan.  An Option intended to qualify as an Incentive Stock Option, but which does not meet all the requirements of an Incentive Stock Option shall be treated as a Nonqualified Stock Option.

__________________________________________________________________

(4)
OTHER MATTERS
___________________________________________________________________

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting.  However, if any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

The deadline for stockholders to submit proposals to the Board of Directors to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting of Stockholders is February 15, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

JUNE 27, 2007
HOUSTON, TEXAS

EXHIBIT “A”

SECOND AMENDMENT TO
RICKS CABARET INTERNATIONAL, INC.
1999 STOCK OPTION PLAN

1.
Purpose.  The purpose of the Ricks Cabaret International, Inc. 1999 Stock Option Plan ("the Plan") is to promote the financial interests of the Company, its subsidiaries and its shareholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting, retaining and motivating key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or Nonqualified options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

Rule 16b-3 Plan.  The Company is subject to the reporting  requirements of the Securities Exchange Act of 1934, as amended (the "Exchange  Act"), and therefore the Plan is intended to comply with all applicable  conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated  under the Exchange Act.  To the extent any provision of the Plan or action by the Committee or the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  In addition, the Committee or the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

Effective Date of Plan. The effective date of this Second Amendment shall be July __, 2007 (the AEffective Date@) upon shareholder approval.  The Board of Directors shall, within one year of the Effective Date, submit the Amendment to the shareholders of the Company for approval.  The Second Amendment shall be approved by at least a majority of shareholders voting in person or by proxy at a duly held shareholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders.  No Incentive Option or Nonqualified Stock Option shall be granted pursuant to the Plan ten years after the Effective Date.  In the event that the Amendment is not approved by the shareholders of the Company, the Amendment shall be deemed to be a non-qualified stock option plan.

2.	Definitions. The following definitions shall apply to this Plan:

(a)
"Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(b)	“Agreement" means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which Options are granted to a participant.

(c)	"Award" means each of the following granted under this Plan: Incentive Stock Options or Non-qualified Stock Options.

(d)	"Board" means the board of directors of the Company.

(e)
"Cause" shall mean, for purposes of whether and when a participant has incurred a Termination of Employment for Cause: (i)  any act or omission which permits the Company to terminate the written agreement or arrangement between the participant and the Company or a Subsidiary or Parent for Cause as defined in such agreement or arrangement; or (ii) in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then Cause shall mean an act or acts of dishonesty by the participant resulting or intending to result directly or indirectly in gain to or personal enrichment of the participant at the Company's expense and/or gross negligence or willful misconduct on the part of the participant.

(f)	"Change in Control" means, for purposes of this Plan:

i.
there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

ii.	the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

(g)	"Code" means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

Second Amendment to 1999 Stock Option Plan – Page 2

(h)
“Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors.  The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors.

(i)
"Common Stock" means the Common Stock, par value per share of the Company whether presently or hereafter issued, or such other class of shares or securities as to which the Plan may be applicable, pursuant to Section 11 herein.

(j)
"Company" means Ricks Cabaret International, Inc., a Texas Corporation and includes any successor or assignee company corporations into which the Company may be merged, changed or consolidated; any company for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(k)
"Continuous Service" means the absence of any interruption or termination of employment with or service to the Company or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other bona fide leave of absence of less than ninety (90) days (unless the participants right to reemployment is guaranteed by statute or by contract) or in the case of transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successors

(l)	“Date of Grant” means the date on which the Committee grants an Option.

(m)	"Director" means any member of the Board of Directors of the Company or any Parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(n)	“Non Employee Director” means a ANon Employee Director@ as that term is defined in Rule 16b-3 under the Exchange Act.

(o)
"Eligible Persons" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) officers, directors or employees of the Company or Affiliate or (ii) consultants or subcontractors of the Company or affiliate.

(p)
"Employee" means any person employed on an hourly or salaried basis by the Company or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(q)	"Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

Second Amendment to 1999 Stock Option Plan – Page 3

(r)
"Fair Market Value" means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding day on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and ask price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

(s)
"Incentive Stock Option" means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a Parent or subsidiary of the Company or a predecessor company of any such company.

(t)	"Nonqualified Stock Option" means an Option to purchase Common Stock in the Company granted under the Plan other than an Incentive Stock Option within the meaning of Section 422 of the Code.

(u)	"Option" means a stock option granted pursuant to the Plan.

(v)	"Option Period" means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

(w)	"Optionee" means an Employee (or Director or subcontractor) who receives an Option.

(x)	"Parent" means any corporation which owns 50% or more of the voting securities of the Company.

(y)	“Plan" means this Stock Option Plan as may be amended from time to time.

(z)	“Share" means the Common Stock, as adjusted in accordance with Paragraph 11 of the Plan.

Second Amendment to 1999 Stock Option Plan – Page 4

(aa)
"Ten Percent Shareholder" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate.  An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

(bb)
“Termination” or “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer or employee of the Company or of any Subsidiary or Parent including, without limitation, death, disability, dismissal, severance at the election of the participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Subsidiaries or Parent of all businesses owned or operated by the Company or its Subsidiaries. A Termination of Employment shall occur to an employee who is employed by a Subsidiary if the Subsidiary shall cease to be a Subsidiary and the participant shall not immediately thereafter become an employee of the Company or a Subsidiary.

(cc)	“Subsidiary” means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

In addition, certain other terms used in this Plan shall have the definitions given to them in the first place in which they are used.

3.	Administration.

(a)
This Plan will be administered by the Committee. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee.

(b)
If no Committee has been appointed, members of the Board may vote on any matters affecting the administration of the Plan or the grant of any Option pursuant to the Plan, except that no such member shall act on the granting of an Option to himself, but such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

(c)	Subject to the terms of this Plan, the Committee has the sole and exclusive power to:

i.	select the participants in this Plan;

Second Amendment to 1999 Stock Option Plan – Page 5

ii.	establish the terms of the Options granted to each participant which may not be the same in each case;

iii.	determine the total number of options to grant to an Optionee, which may not be the same in each case;

iv.	fix the Option period for any Option granted which may not be the same in each case; and

v.	make all other determinations necessary or advisable under the Plan.

vi.	determine the minimum number of shares with respect to which Options may be exercised in part at any time.

vii.	The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan, and to determine the amount of the award.

viii.
The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan's administration. Any such determination made by the Committee will be final and binding on all persons.

(d)	A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.
Shares Subject to Option. Subject to the provisions of Paragraph 11 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 1,500,000.  Such shares may be authorized but unissued, or may be treasury shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

(a)
Eligible Persons. Every Eligible Person, as the Committee in its sole discretion designates, is eligible to participate in this Plan.  Directors who are not employees of the Company or any subsidiary or Parent shall only be eligible to receive Incentive Stock Options if and as permitted be applicable law and regulations.  The Committee's award of an Option to a participant in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Option, including, without limitation;

Second Amendment to 1999 Stock Option Plan – Page 6

(i)	the financial condition of the Company or its Subsidiaries;

(ii)	expected profits for the current or future years;

(iii)	the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and

(iv)	the adequacy of the prospective participant's other compensation.

Participants may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

(b)
No Right of Employment. An Optionee's right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any Employee.

5.	Requirements of Option Grants. Each Option granted under this Plan shall satisfy the following requirements.

(a)
Written Option. An Option shall be evidenced by a written Agreement specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is be an Incentive Stock Option or a Non-qualified Stock Option, (iii) the Option period for any Option granted and (iv) such terms and conditions consistent with the Plan as the Committee shall determine, all of which may differ between various Optionees and various Agreements.

(b)	Duration ofOption. Each Option may be exercised only during the Option Period designated for the Option by the Committee. At the end of the Option Period the Option shall expire.

(c)	Option Exercisability. The Committee, on the grant of an Option, each Option shall be exercisable only in accordance with its terms.

(d)
Acceleration of Vesting. Subject to the provisions of Section 5(b), the Committee may, it its sole discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining shares. Such acceleration of vesting may be declared by the Committee at any time before the end of the Option Period, including, if applicable, after termination of the Optionee's Continuous Service by reason of death, disability, retirement or termination of employment.

(e)	Option Price. Except as provided in Section 6(a) the Option price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option's Date of Grant.

Second Amendment to 1999 Stock Option Plan – Page 7

(f)
Termination of Employment   Any Option which has not vested at the time the Optionee ceases Continuous Service for any reason other than death, disability or retirement shall terminate upon the last day that the Optionee is employed by the Company. Incentive Stock  Options must be exercised within three months of cessation of Continuous Service for reasons other death, disability or retirement in order to qualify for Incentive Stock Option tax treatment.  Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

(g)
Death. In the case of death of the Optionee, the beneficiaries designated by the Optionee shall have one year from the Optionee's demise or to the end of the Option Period, whichever is earlier, to exercise the Option, provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Sections 5(d) and 11.

(h)
Retirement. Any Option which has not vested at the time the Optionee ceases Continuous Service due to retirement shall terminate upon the last day that the Optionee is employed by the Company. Upon retirement Incentive Stock Options must be exercised within three months of cessation of Continuous Service in order to qualify for Incentive Stock Option tax treatment.  Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

(i)
Disability. In the event of termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of the end of the Option Period or twelve months after the date of such termination, provided, however, the Option can be exercised at the time the Optionee became disabled, subject to any adjustment under Sections 5(d) and 11.

6.	Incentive Stock Options. Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

(a)
Ten Percent Shareholders. An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of either the Company or any Parent or Subsidiary, shall be granted at a price of 110 percent of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 425(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

(b)
Limitation on Incentive Stock Options.  The aggregate Fair Market Value, determined on the date of Grant, of stock in the Company exercisable for the first time by any Optionee during any calendar year, under the Plan and all other plans of the Company or its Parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000.00.

Second Amendment to 1999 Stock Option Plan – Page 8

(c)
Exercise of Incentive Stock Options. No disposition of the shares underlying an Incentive Stock Option may be made within two years from the Date of Grant nor within one year after the exercise of such incentive Stock Option.

(d)           Approval of Amendment.  No Option shall qualify as an Incentive Stock Option unless this Amendment is approved by the shareholders within one year of the Plan=s adoption by the Board.

7.
Nonqualified and Incentive Stock Options. Any Option not intended to qualify as an Incentive Stock Option shall be a Nonqualified Stock Option. Nonqualified Stock Options shall satisfy each of the requirements of Section 5 of the Plan.  An Option intended to qualify as an Incentive Stock Option, but which does not meet all the requirements of an Incentive Stock Option shall be treated as a Nonqualified Stock Option.

8.
Method of Exercise.  An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to Section 3 of the Plan. During the lifetime of the Employee to whom an Option is granted, such Option may be exercised only by him. Payment for Shares with respect to which an Option is exercised may be in cash, or by certified check, or wholly or partially in the form of Common Stock of the Company having a fair market value equal to the Option Price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

An Option granted under this Plan may be exercised in increments of not less than 10% of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

9.
Taxes. Compliance with Law: Approval of Regulatory Bodies. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax. Options are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been flied with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 9 of the Plan. No Option may be exercised, and no Shares may be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matter as the Committee deems advisable.

Second Amendment to 1999 Stock Option Plan – Page 9

Each Person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

10.
Assignability.  An Option granted under this Plan is not transferable except by will or the laws of descent and distribution.  The Option may be exercised only by the Optionee during the life of the Optionee.  More particularly, but without limitation of the foregoing, the Option may be not be assigned or transferred except as provided above and shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer or distribution contrary to the provisions hereof shall be null and void and without effect.

11.
Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Committee or the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

12.
Accelerations of Options Upon Change in Control.  In the event that a Change of Control has occurred with respect to the Company, any and all Options will become fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the participant, subject to Section 9 hereof.

13.
Liability of the Company. The Company, its Parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

Second Amendment to 1999 Stock Option Plan – Page 10

14.	Expenses of Plan. The Company shall bear the expenses of administering the Plan.

15.	Duration of Plan. Options may be granted under this Plan only within 10 years from the original effective date of the Plan.

16.
Amendment, Suspension or Termination of Plan.  The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company's shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's shareholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.  Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall act to impair or extinguish rights in Options already granted at the date of such amendment, suspension or termination.

17.
Forfeiture.  Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor anywhere which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options, including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate.  Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person=s ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

Second Amendment to 1999 Stock Option Plan – Page 11

The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person=s competitive activity shall be final.  No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

18.
Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors.  However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors.  In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company the opportunity to handle and defend same at its own expense.  The failure to notify the Company within 60 days shall only affect a Director or committee member=s right to indemnification if said failure to notify results in an impairment of the  Company=s rights or is detrimental to the Company.  This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

19.	Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

20.	Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

21.
Other Compensation Plans.  The adoption of this Plan or any Amendments shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

Second Amendment to 1999 Stock Option Plan – Page 12

22.
Other Options or Awards.  The grant of an Option or Awards shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

23	Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

Second Amendment to 1999 Stock Option Plan – Page 13

TO OUR SHAREHOLDERS:

Fiscal 2006 was a breakout year for Rick’s Cabaret International, Inc. I am happy to report that our momentum has continued into 2007.

Here are some of the highlights of our performance for the fiscal year ending September 30, 2006:

■	We had record revenues of $24.5 million in fiscal 2006, a 65 percent increase over the previous year’s total of $14.8 million.
■	We had net income from operations of $1.8 million compared with a loss of $ .2 million the prior year.
■	We earned 38 cents per basic share, compared with a loss of five cents per basic share in fiscal 2005.
■	Our flagship cabaret in New York City continued its steady growth.
■	We made four acquisitions that are expected to add over $5 million in revenue on an annualized basis.
■	Our newest cabaret concept, Club Onyx, is creating strong brand name awareness in the African-American communities of Houston and Charlotte.
■	We streamlined our club management system by instituting a network of highly experienced regional managers, each of whom is responsible for operations and growth strategies at several clubs.

We continue to look at additional acquisitions that fit our business model and will be quickly accretive. In April 2007 we completed the purchase of New Orleans Nights, a popular Ft. Worth nightspot that fits this model. Our goal is to add $15 million in annualized revenue during the course of calendar 2007. We also signed our first international licensing agreement and Rick’s Cabaret-Buenos Aires is expected to open later in 2007. We will receive 10% of gross revenues after value added tax.

Of equal importance to our growth through acquisitions is our continuing ability to improve on our existing club performance. During the year under review, income from continuing operations for our nightclubs for the same-location-same-period increased by 51.26 percent year over year, due to revenue growth as well as more effective cash management and liquor inventory controls. Same club revenues increased by 25.12 percent over the previous year. This figure includes the New York City club, which we opened in September 2005.

The consolidation in the gentlemen’s club industry that we predicted several years ago is now underway. Single-club owners are looking seriously at selling their locations and multi-club owners are now merging and forming partnerships. As our operating performance has improved, and as the investment community has become comfortable with our industry, we have begun to attract more institutional investment. We now find it easier to use our equity as an acquisition tool. Sellers are more comfortable viewing our stock as a method of monetizing their assets with a potential upside. By example, we acquired our New York City location in early 2005 using stock conversion prices ranging from $4 to $7.50 per share; the Austin transaction that we closed in November 2006 included stock valued at $8; a private placement of our stock in April 2007 was at $9.40 per share.

Our mid-term goal continues to be to expand into 30 markets as we make acquisitions by using a combination of cash, stock and debt.  As noted, we have begun to extend our presence overseas through a carefully managed brand-licensing program.

I believe that we have the top brands in our industry right now and we will continue to build upon them in the years ahead. When our customers come to Rick’s Cabaret, Club Onyx or XTC Cabaret they know they will enjoy a high quality entertainment experience at any of our locations.

As always, we invite our shareholders to visit our clubs to conduct personal due diligence.  We are sure you will enjoy the experience.  And, please, don’t hesitate to contact me through ir@ricks.com with any questions or suggestions.

Sincerely,

/s/ Eric Langan

Eric Langan

About Rick’s Cabaret
Rick’s Cabaret International, Inc. (NASDAQ: RICK) operates upscale adult nightclubs serving primarily businessmen and professionals that offer live adult entertainment, restaurant and bar operations. The company owns and operates or licenses adult nightclubs in New York City, New Orleans, Charlotte, Houston, Minneapolis, Ft. Worth, Austin and San Antonio under the names "Rick's Cabaret," "XTC" and “Club Onyx.” No sexual contact is permitted at any of these locations. Rick’s Cabaret also owns the adult Internet membership Web site, www.couplestouch.com, and a network of online adult auction sites under the flagship URL www.naughtybids.com. Rick’s Cabaret common stock is traded on NASDAQ under the symbol RICK.  For further information contact ir@ricks.com.

Forward-looking Statements:
This document contains forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this document, including the risks and uncertainties associated with operating and managing an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the company’s businesses in New York City and elsewhere, risks and uncertainties related to the operational and financial results of our Web sites, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. For further information go to www.ricks.com.

PROXY

RICK'S CABARET INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON JULY 31, 2007

The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Rick's Cabaret International, Inc. held of record by the undersigned on June 8, 2007, at the Annual Meeting of Stockholders to be held on July 31, 2007, at 10:00 AM (CST) at 410 N. Sam Houston Parkway (Beltway 8 at Imperial Valley), Houston, Texas  77060, and at any adjournments thereof.  Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.  IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, AND FOR THE APPROVAL IN NUMBER 3.

1.	ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

☐	FOR all nominees listed	☐	WITHHOLD authority to
	below except as marked		vote for all nominees
	to the contrary.		below.

Eric S. Langan
Robert L. Watters
Steven L. Jenkins
Alan Bergstrom
Travis Reese
Luke Lirot

2.	PROPOSAL TO RATIFY THE SELECTION OF WHITLEY PENN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO APPROVE A SECOND AMENDMENT TO THE 1999 STOCK OPTION PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

NUMBER OF SHARES OWNED

[NAME]

DATED:

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.